Exhibit 10.7

SECOND AMENDMENT TO COMMERCIAL PAPER DEALER AGREEMENT

THIS SECOND AMENDMENT TO COMMERCIAL PAPER DEALER AGREEMENT (the “Second Amendment”) is effective as of the 31st day of December, 2012 by and between Cardinal Health, Inc. (“Issuer”) and Goldman, Sachs & Co. (“Dealer”).

Background Information

A. Issuer and Dealer are parties to that certain Commercial Paper Dealer Agreement, dated August 9, 2006, as amended by the First Amendment to Commercial Paper Dealer Agreement, dated February 28, 2007, (the “Agreement”) concerning notes issued pursuant to that certain Issuing and Paying Agency Agreement, dated August 9, 2006, by and between Issuer and The Bank of New York, as amended by the First Amendment to Issuing and Paying Agency Agreement, dated February 28, 2007.

B. Among other things, the Issuer desires to remove references to Rule 506 of Regulation D under the Securities Act of 1933, as amended, from the Agreement.

Agreement

The parties hereby acknowledge the accuracy of the foregoing Background Information and agree as follows:

1. Defined Terms. Unless the context as used herein requires otherwise, capitalized terms used but not defined in this Second Amendment shall have the meaning given to them in the Agreement.

2. Amendment. The Agreement is hereby amended as follows:

(a)	By replacing the numbers “4(2)” with “4(a)(2)” wherever they appear therein;

(b)	By replacing the phrase “Rule 506 under” with the phrase “Section 4(a)(2) of” in the first sentence of Section 1.6(e);

(c)	By deleting the phrase “and Rule 506 thereunder” from the penultimate sentence of Section 1.7(a);

(d)	By deleting the phrase “Except as provided in Section 1.6(j) hereof, no” and replacing it with “No” where it appears in Section 2.6;

(e)	By adding the phrase “Except as described in the Issuer’s reports filed with the Securities and Exchange Commission on Forms 10-Q, 10-K and 8-K,” at the beginning of Section 2.8;

(f)	By deleting clause 2 of the Addendum in its entirety and renumbering the other clauses of the Addendum as appropriate.

3. No Other Modifications. Except as expressly provided in this Second Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

4. Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6. Conflict. In the event of any inconsistency or conflict between this Second Amendment and the Agreement, the terms, provisions and conditions of this Second Amendment shall govern and control.

7. Counterparts. This Second Amendment may be executed in separate counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile or electronic means shall be effective as delivery of a manually executed counterpart.

(Signatures on following page)

CARDINAL HEALTH, INC.		GOLDMAN, SACHS & CO.
By:	/s/ Sam Samad	By:	/s/ Susan Dowling
Name:	Sam Samad	Name:	Susan Dowling
Title:	SVP, Treasurer	Title:	Authorized Signatory
Date:	12-28-2012	Date:	01-02-2013